UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 10, 2008

Commission File Number 000-28638

PACIFIC HEALTH CARE ORGANIZATION, INC.
(Exact Name of Registrant as Specified in its Charter)

UTAH	87-0285238
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

21 Toulon, Newport Beach, California
(Address of principal executive offices)

92660
(Zip Code)

(949) 721-8272
(Registrant's Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a material definitive agreement.

On June 10, 2008, the board of directors approved an increase in the salary of Tom Kubota, the Company’s president, to become effective during the pay period ending July 31, 2008.  Mr. Kubota’s salary will increase from $6,000 per month to $10,000 per month.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC HEALTH CARE ORGANIZATION, INC.

Date: July 10, 2008	By:	/s/ Tom Kubota
Tom Kubota, President